Exhibit 99.2

Senseonics Announces Public Offering of Common Stock

GERMANTOWN, MD, July 16, 2019 — Senseonics Holdings, Inc. (“Senseonics”) (NYSE American: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced that it has commenced a registered underwritten public offering of $25.0 million of its shares of common stock. In addition, Senseonics anticipates granting the underwriter a 30-day option to purchase up to an additional $3.75 million of its shares of common stock. All of the shares to be sold in the offering are to be sold by Senseonics. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Senseonics expects to use the net proceeds from the offering for working capital and general corporate purposes.

Jefferies LLC is acting as sole book-running manager and underwriter for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on April 19, 2018. Before you invest, you should read the prospectus in the registration statement and the related preliminary prospectus supplement that Senseonics will file with the SEC in connection with this offering and other documents Senseonics has filed with the SEC for more complete information about Senseonics and this offering. An electronic copy of the preliminary prospectus supplement and the accompanying prospectus relating to the offering will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained by contacting Jefferies LLC (Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022; telephone: 877-821-7388; email: Prospectus_Department@Jefferies.com).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ CGM systems, Eversense® and Eversense® XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user’s smartphone.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the anticipated public offering and the use of proceeds therefrom and other statements containing the words “believe,” “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019, the preliminary prospectus supplement related to the anticipated public offering and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’

views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

INVESTOR CONTACT

Lynn Lewis or Philip Taylor
Investor Relations
415-937-5406
investors@senseonics.com